Exhibit 1.1

DEALER MANAGER AGREEMENT

[                 ], 2021

Brookfield Oaktree Wealth Solutions LLC

250 Vesey Street, 15th Floor

New York, NY 10281

This Dealer Manager Agreement (this “Agreement”) is entered into by and between Brookfield Real Estate Income Trust Inc. (formerly Oaktree Real Estate Income Trust, Inc.), a Maryland corporation (the “Company”) and Brookfield Oaktree Wealth Solutions LLC, a Delaware limited liability company (the “Dealer Manager”).

The Company has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of such registration statement (including at the effective date of any post-effective amendment thereto).

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of shares of one or more classes (the “Shares”) of the Company’s common stock (“Common Stock”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Shares set forth from time to time in the applicable Prospectus (as defined below) that will be issued and sold to the public at the public offering prices per Share set forth from time to time in the Prospectus pursuant to a primary offering (the “Primary Shares”) and the Company’s distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Company may from time to time offer one or more classes of Shares. The differences between the classes of Shares and the eligibility requirements for each class will be described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus.

Except as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers (each a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement related to the distribution of Primary Shares substantially in the form attached to this Agreement as Exhibit A (for use with independent broker-dealers) or Exhibit B (for use with wirehouses) or such other form as approved by the Company (each, a “Selected Dealer Agreement”) at a purchase price equal to the then-current offering price per Share (the “transaction price”) made available to investors on the Company’s website and in the Prospectus, plus any applicable selling commissions and dealer manager fees, subject in certain circumstances to reductions thereof as described in the Prospectus. All of the selling commissions and dealer manager fees will be reallowed by the Dealer Manager to the Dealers who sold the applicable class of Primary Shares giving rise to such selling commissions and dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For stockholders who participate in the Company’s distribution reinvestment plan, the cash distributions paid on the Shares of each class that each stockholder owns will be automatically invested in additional Shares of the same class. The DRIP Shares are to be issued and sold to stockholders of the Company at the transaction price of the applicable class of Shares on the date that the distribution is payable, without any applicable selling commissions and dealer manager fees.

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:

1. Representations and Warranties of the Company: The Company represents and warrants to the Dealer Manager and each Dealer participating in an Offering, with respect to such Offering, as applicable, that:

a. A registration statement on Form S-11 with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Securities Act”). Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as amended and supplemented from time to time, is hereinafter referred to as the “Prospectus.” As used in this Agreement, the term “Registration Statement” means a registration statement on Form S-11 with respect to the Shares on file with and declared effective by the SEC, as amended or replaced from time to time. “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC pursuant to Rule 424 under the Securities Act. The terms Registration Statement and Prospectus, in all cases, shall include the documents, if any, incorporated by reference therein.

b. As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing representation does not extend to such statements contained in or omitted from the Registration Statement or Prospectus that relate to the Dealer Manager or any of the Dealers, are primarily within the knowledge of the Dealer Manager or any of the Dealers or are based upon information furnished by the Dealer Manager or any of the Dealers in writing to the Company specifically for inclusion therein.

c. The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

d. The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e. The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

f. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.

g. Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that would reasonably be expected to have a material adverse effect on the business or property of the Company.

h. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) the Company’s charter or bylaws, (ii) any indenture, mortgage, deed of trust or lease to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

i. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

j. At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter, and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

k. The Company has filed all material federal, state and foreign income tax returns that have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

l. The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

m. The Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its method of operation (as described in the Registration Statement and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

n. The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

o. Each independent accounting firm that has audited and is reporting upon any financial statements included in the Registration Statement or the Prospectus or any amendments or supplements thereto is, to the Company’s knowledge, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board as is required by the Securities Act.

p. Any and all printed sales literature or other materials that have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates (excluding the Dealer Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, at the time provided for use, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading.

2. Representations and Warranties of the Dealer Manager. The Dealer Manager represents and warrants to the Company, with respect to the Offering, as applicable, that:

a. The Dealer Manager is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Dealer Manager of this Agreement.

c. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) the Dealer Manager’s charter or bylaws, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager or any of its subsidiaries is a party or by which the Dealer Manager or any of its subsidiaries or any of their properties is bound or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

d. The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

e. The Dealer Manager is, and during the term of this Agreement will be (a) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (b) a member in good standing of FINRA and (c) a broker-dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement and the Prospectus. Each of the Dealer Manager’s employees and representatives has all required licenses and registrations to act under this Agreement and to carry out the Offering as contemplated thereby. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement and the Prospectus.

f. The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

g. The Dealer Manager has established and implemented an anti-money laundering compliance program (the “AML Program”) in compliance with applicable law, including applicable FINRA Conduct Rules, the Exchange Act and the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001 (the “USA PATRIOT Act”) (collectively, the “AML Rules”). The Dealer Manager is currently in compliance with all AML Rules, including, but not limited to, the Customer Identification Program requirements under Title III of the USA PATRIOT Act.

h. The Dealer Manager has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Dealer Manager, its subsidiaries and their respective officers, directors, employees and agents with (i) all applicable economic sanctions or trade embargoes (“Sanctions”), including but not limited to those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, and (ii) applicable anti-corruption or anti-bribery laws and regulations (“Anti-Corruption Laws”), including but not limited to the Foreign Corrupt Practices Act. The Dealer Manager is not subject to or the target of any Sanctions and is in compliance with Sanctions and Anti-Corruption Laws.

3. Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

a. It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; (b) this Agreement; and (c) any Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies).

b. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

c. It will: (a) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (b) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (c) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order.

d. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Prospectus that will correct such statement or omission. The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e. If at any time any event occurs that is known to the Company as a result of which any Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify the Dealer Manager thereof.

f. The Company will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

g. The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

h. Prior to first use, the Company will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable SEC and state securities rules.

4. Obligations and Compensation of Dealer Manager.

a. The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Primary Shares set forth in the Prospectus (subject to the Company’s right of reallocation of Primary Shares to DRIP Shares, and vice versa, as described in the Prospectus) through Dealers, all of whom shall be members of FINRA in good standing. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell, and cause the Dealers to sell, the Shares on said terms and conditions set forth in the Prospectus with respect to the Offering and any additional terms or conditions specified in Schedule 2 to this Agreement, as it may be amended from time to time. With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141.

b. Promptly after the initial Effective Date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will immediately suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

c. Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended from time to time, the Company will pay to the Dealer Manager selling commissions as described in Schedule 2 to this Agreement. The applicable selling commissions will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of any applicable class of Primary Shares and all of the selling commissions will be reallowed by the Dealer Manager to the Dealers who sold the applicable class of Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

d. Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended from time to time, the Company will pay to the Dealer Manager dealer manager fees as described in Schedule 2 to this Agreement. The applicable dealer manager fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of any applicable class of Primary Shares and all of the dealer manager fees will be reallowed by the Dealer Manager to the Dealers who sold the applicable class of Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

e. Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended from time to time, and subject to the limitations set forth in Section 4.f. below, the Company will pay to the Dealer Manager a stockholder servicing fee with respect to sales of any applicable class of Shares as described in Schedule 2 to this Agreement (the “Servicing Fee”). The Company will pay the Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager will reallow all of the Servicing Fee to the Dealers who sold the Shares giving rise to a portion of such Servicing Fee to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance; provided, however, that upon the date when the Dealer Manager is notified that the Dealer who sold the Shares giving rise to a portion of the Servicing Fee is no longer the broker-dealer of record with respect to such Shares or that the Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement for the receipt of the Servicing Fee, then Dealer’s entitlement to the Servicing Fees related to such Shares shall cease, and Dealer shall not receive the Servicing Fee for any portion of the month in which Dealer is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to Shares giving rise to a portion of such Servicing Fee made in connection with a change in the registration of record for such Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer shall be entitled to a pro rata portion of the Servicing Fees related to such Shares for the portion of the month for which the Dealer was the broker-dealer of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the applicable Shares if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager may also reallow some or all of any applicable Servicing Fee to other broker-dealers who provide services with respect to the applicable Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

In addition to the foregoing, the Company shall pay the Dealer Manager Servicing Fees earned on Shares sold in connection with the Company’s initial public offering pursuant to the Company’s registration statement on Form S-11 (File No. 333-223022) (the “Initial Public Offering”) and the Dealer Manager shall reallow such Servicing Fees to any Dealers with a Selected Dealer Agreement and any Servicing Dealers with a Servicing Dealer Agreement with the Dealer Manager.

f. The Dealer Manager shall cease receiving the Servicing Fees with respect to any Class T Share, Class S Share or Class D Share held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and Servicing Fees paid with respect to the Shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in the Selected Dealer Agreement between the Dealer Manager and the applicable Dealer) of the gross proceeds from the sale of such Shares (including the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, such Shares (and any Shares issued under the DRIP with respect thereto) will convert into a number of Class I Shares (including any fractional Shares) with an equivalent aggregate NAV as such Shares. In addition, the Dealer Manager will cease receiving the Servicing Fee with respect to any Shares issued in the Offering upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets, in each case in a transaction in which the Company’s stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, dealer manager fees, the Servicing Fee and other underwriting compensation, is equal to 10% of the gross proceeds from Primary Shares sold in such Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Agreement, the portion of the Servicing Fee accruing with respect to any applicable class of Shares of the Company’s common stock issued by the Company pursuant to a particular Offering shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

g. The terms of any reallowance of selling commissions, dealer manager fees and the Servicing Fee shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Dealer or Servicing Dealer for direct payment of commissions, or any reallowance of dealer manager fees or the Servicing Fee to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of dealer manager fees or the Servicing Fee to Dealers and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions, dealer manager fees or Servicing Fees to Dealers on behalf of the Dealer Manager without incurring any liability.

h. In addition to the other items of underwriting compensation set forth in this Section 4, the Company or Brookfield REIT Adviser LLC (the “Adviser”) shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Company or the Adviser, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.

i. Subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer as described in the Prospectus. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

j. The Dealer Manager shall pay its own costs and expenses incident to the performance of this Agreement.

k. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total organization and offering expenses, as defined under the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”) and FINRA rules, to exceed 15% of gross proceeds from such Offering.

l. The Dealer Manager and all Dealers will offer and sell the Shares at the public offering prices per Share described in the Prospectus.

m. The Dealer Manager shall (a) abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Soliciting Dealers (the “List”) to identify customers that have exercised their opt-out rights. Prior to using or disclosing nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, each party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

n. The Dealer Manager shall remain in compliance with all AML Rules and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification, the Dealer Manager is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Title III of the USA PATRIOT Act.

o. The Dealer Manger will maintain in effect and enforce policies and procedures designed to ensure compliance by the Dealer Manager, its subsidiaries and their respective directors, officers, employees and agents with Sanctions and Anti-Corruption Laws. The Dealer Manager will not act in any manner that would result in the violation of any Sanctions or Anti-Corruption Laws by any party to this Agreement. The Dealer Manager will deliver in a timely manner all documents reasonably requested by the Company in connection with Sanctions.

5. Indemnification.

a. To the extent permitted by the Company’s charter and the provisions of Article II.G of the NASAA Guidelines, and subject to the limitations below, the Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a)

any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in any Blue Sky Application or Authorized Sales Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. The Company will reimburse the Dealer Manager and each Indemnified Person of the Dealer Manager for any legal or other expenses reasonably incurred by the Dealer Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 5.a, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further, notwithstanding the foregoing provisions of this Section 5.a, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section 5.a is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

b. The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his or her consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in any Blue Sky Application or Authorized Sales Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the Company Indemnified Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

c. Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

d. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 5 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to the next paragraph) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

e. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f. The indemnity agreements contained in this Section shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section.

g. By virtue of entering into the Selected Dealer Agreement, each Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Persons, and each person who signs any Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Persons, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Selected Dealer Agreement. The Dealer Manager shall not amend or delete any such Dealer indemnity in the Selected Dealer Agreement without the Company’s written consent.

6. Survival of Provisions.

a. The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.

b. The respective agreements of the Company and the Dealer Manager set forth in Sections 4.c. through 4.m. and Sections 5 through 16 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

7. Applicable Law. The validity, interpretation and construction of this Agreement shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York, New York.

8. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

9. Successors and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 5 hereof.

b. This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

10. Term and Termination. This Agreement shall expire at the end of the Offering. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 4 pursuant to the requirements of that

Section 4 at such times as such amounts become payable pursuant to the terms of such Section 4, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 5 herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. Upon the expiration or termination of this Agreement, the Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

11. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

12. Prospectus and Authorized Sales Materials. The Dealer Manager agrees that it is not authorized or permitted to give and will not give any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer use only,” “financial advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Selected Dealer Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer Manager, in its agreements with Dealers, will include requirements and obligations of the Dealers similar to those imposed upon the Dealer Manager pursuant to this Section.

13. Suitability of Investors. The Dealer Manager, in its agreements with Dealers, will require that the Dealers offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager, in its agreements with Dealers, will require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Article III.C. of the NASAA Guidelines and any enhanced standard of care applicable under Regulation Best Interest promulgated under the Exchange Act. The Dealer Manager, in its agreements with Dealers, will require that the Dealers shall sell Shares of any class only to those persons who are eligible to purchase Shares of such class as described in the Prospectus and only through those Dealers who are authorized to sell such Shares. The Dealer Manager, in its agreements with the Dealers, shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

14. Submission of Orders. The Dealer Manager will require in its agreements with each Dealer that each Dealer comply with the submission of orders procedures set forth in the form of Selected Dealer Agreement attached as Exhibit A or Exhibit B to this Agreement, as applicable. To the extent the Dealer Manager is involved in the distribution process other than through a Dealer, the Dealer Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the

Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Company to the Dealer Manager for use in connection with the Offering and to deliver to the Dealer Manager or as otherwise directed by the Dealer Manager such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus for the applicable class of Shares. Subscription Agreements and instruments of payment will be transmitted by the Dealer Manager to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which there is a minimum offering requirement described in the Prospectus (a “Minimum Offering Requirement”) that has not yet been satisfied or, after any such Minimum Offering Requirement is satisfied or if no such Minimum Offering is applicable to an Offering, to the Company, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. If the Dealer Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Selected Dealer Agreement, the Dealer Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

15. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Brookfield Oaktree Wealth Solutions LLC
250 Vesey Street, 15th Floor
New York, NY 10281
Attention: General Counsel
Email: BOWS.LR@brookfieldoaktree.com

If to the Company:	Brookfield Real Estate Income Trust Inc.
c/o Brookfield Place New York 250 Vesey Street, 15th Floor
New York, NY 10281
Attention: Secretary
Email: realestatenotices@brookfield.com

With copies (which shall not constitute notice) to:

Brookfield REIT Adviser LLC c/o Brookfield Place New York 250 Vesey Street, 15th Floor
New York, NY 10281
Attention: General Counsel
Email: realestatenotices@brookfield.com

16. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding between them with respect to such subject matter.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

BROOKFIELD REAL ESTATE INCOME TRUST INC.

By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

By:
Name:
Title:

Schedule 1

Registration Statement(s)

1.	Registration Statement on Form S-11, Registration No. 333-255557.

Schedule 2

Compensation

I.	Selling Commissions

The Company will pay to the Dealer Manager selling commissions in the amount of (a) up to 3.0% of the transaction price per Share of each sale of Class T Primary Shares, (b) up to 3.5% of the transaction price per Share of each sale of Class S Primary Shares and (c) up to 1.5% of the transaction price per Share of each sale of Class D Primary Shares. All of the selling commissions paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Dealers who sell the Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For avoidance of doubt, the Dealer Manager will not retain any selling commissions.

II.	Dealer Manager Fees

The Company will pay to the Dealer Manager dealer manager fees in the amount of up to 0.5% of the transaction price per Share of each sale of Class T Primary Shares. The Company will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class S Shares, Class D Shares, Class I Shares or DRIP Shares. All of the Dealer Manager Fees paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Dealers who sell the Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For avoidance of doubt, the Dealer Manager will not retain any dealer manager fees.

III.	Servicing Fee

The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Class T Shares, payable monthly in an amount equal to 0.85% per annum of the aggregate NAV of such Shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of such Shares; provided, however, with respect to Class T Shares sold through certain Dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such Shares. The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Class S Shares or Class D Shares, payable monthly in an amount equal to 0.85% per annum of the aggregate NAV of such Class S Shares and in an amount equal to 0.25% per annum of the aggregate NAV of such Class D Shares. The Company will not pay the Dealer Manager a Servicing Fee with respect to Class I Shares. All of the Servicing Fees paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Dealers who sell the Shares giving rise to such Servicing Fees (either in the Initial Public Offering or any other Offering), as described more fully in the Selected Dealer Agreement or Servicing Agreement entered into with each such Dealer or Servicing Dealer. For avoidance of doubt, the Dealer Manager will not retain any Servicing Fees.

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Brookfield Oaktree Wealth Solutions LLC, as the dealer manager (“Dealer Manager”) for Brookfield Real Estate Income Trust Inc. (formerly, Oaktree Real Estate Income Trust, Inc.), a Maryland corporation (the “Company”), invites you (the “Dealer”) to participate in the distribution of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) subject to the terms of this Selected Dealer Agreement (the “Agreement”).

I.	Dealer Manager Agreement

The Dealer Manager has entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”), dated [         ], 2021, with the Company attached hereto as Exhibit A. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement.

As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the SEC that are listed on Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the SEC. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of shares of one or more classes of the Company’s Common Stock (the “Shares”).

Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give Dealer written notice of such addition. Schedule 1 to the Dealer Manager Agreement may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Dealer Manager and Dealer prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to the Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and the Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and in the Authorized Sales Materials.

By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of Section 5 of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act.

II.	Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to the Dealer such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Those persons who purchase Shares will be instructed by the Dealer to make their instruments of payment payable to or for the benefit of “Brookfield Real Estate Income Trust Inc.” Purchase orders that include a completed and executed Subscription Agreement in good order and instruments of payment received by the Company at least five business days prior to the first calendar day of any month (unless waived by the Dealer Manager) will be executed as of the first business day of such month (based on the prior month’s transaction price). Subscribers may not submit an initial purchase order until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus.

If the Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, the Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and instruments of payment received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with one of the following procedures, as applicable:

(i) Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

(ii) Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

III.	Pricing

Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Primary Shares shall be offered to the public at a purchase price payable in cash equal to the then-applicable transaction price (which will generally be (i) the Company’s prior month’s net asset value (“NAV”) per Share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or (ii) a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month), plus any applicable selling commissions and dealer manager fees. For stockholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of Shares that each stockholder owns will be automatically re-invested in additional Shares of the same class. The DRIP Shares will be issued and sold to stockholders of the Company at the transaction price of the applicable class of Shares on the date the distribution is payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, a minimum initial purchase of $2,500 in Shares is required (or a higher amount as set forth in the Prospectus), and additional investments may be made in cash in minimal increments of at least $500 in Shares. The Shares are nonassessable.

IV.	Dealers’ Compensation

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing stockholder services rendered by the Dealer hereunder, the Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

V.	Representations, Warranties and Covenants of the Dealer

In addition to the representations and warranties found elsewhere in this Agreement, the Dealer represents, warrants and agrees that:

(i) The Dealer is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which it is organized.

(ii) The Dealer is empowered under applicable laws and by the Dealer’s organizational documents to enter into this Agreement and perform all activities and services of the Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting the Dealer’s ability to perform under this Agreement.

(iii) The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which the Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv) All requisite actions have been taken to authorize the Dealer to enter into and perform this Agreement.

(v) The Dealer shall notify the Dealer Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against the Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls the Dealer, within the meaning of Section 15 of the Securities Act.

(vi) The Dealer will not sell or distribute Shares or otherwise make any such Shares available in any jurisdiction outside of the United States unless the Dealer receives prior written consent from the Dealer Manager.

(vii) The Dealer acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of the Dealer.

VI.	Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice.

In the event that the Dealer Manager has reallowed any selling commission or dealer manager fee to the Dealer for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, the Dealer shall pay the amount specified to the Dealer Manager within (x) 10 days following mailing of notice or (y) five days following e-mailing of notice, in each case, to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if the Dealer has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, the Dealer agrees to return to the subscriber any selling commission theretofore retained by the Dealer with respect to such order within three business days following mailing of notice to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If the Dealer fails to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to the Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

VII.	Prospectus and Authorized Sales Materials; Compliance with Laws

The Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager will supply the Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors.

The Dealer agrees that it:

(i) shall have delivered to each investor to whom an offer to sell the Shares is made, as of the time of such offer, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been supplied to the Dealer by the Dealer Manager; and to each investor that subscribes for an order to purchase Shares, as of the time the Company accepts such investor’s order to purchase the Shares within the timeframes described in the Prospectus, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been supplied to the Dealer by the Dealer Manager;

(ii) will not send or give any supplement to the Prospectus or any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Materials;

(iii) will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public;

(iv) will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction;

(v) will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates; and

(vi) will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager or the Company in writing.

The Dealer further agrees, if the Dealer Manager so requests, to furnish a copy of any revised Prospectus to each person to whom it has furnished a copy of any previous Prospectus, and further agrees that it will itself mail or otherwise deliver all Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, the Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.

On becoming a Dealer, and in offering and selling Shares, the Dealer agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer pursuant to this Agreement, including without limitation applicable FINRA rules, the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, and the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the laws and regulations regarding economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and (d) this Agreement and the Prospectus as amended and supplemented. With respect to Dealer’s use of electronic delivery of offering documents or subscription agreements and electronic signatures, Dealer agrees to comply with the applicable requirements of the Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures of the North American Securities Administrators Association, Inc. (“NASAA”), as adopted by the NASAA membership on May 8, 2017, as well as the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act referred to therein, each as may be amended from time to time. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay the Dealer’s proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII.	License and Association Membership

The Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that (i) the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions where it offers or sells Shares, (ii) the Dealer is a member in good standing of FINRA and (iii) there is no provision in the Dealer’s FINRA membership agreement that would restrict the ability of the Dealer to carry out the Offering as contemplated by this Agreement and the Prospectus. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA. The Dealer agrees to notify the Dealer Manager immediately if the Dealer ceases to be a member in good standing of FINRA. The Dealer also hereby agrees to abide by the Rules of FINRA, including FINRA Rules 2040, 2111, 2121, 2310, 5110 and 5141.

IX.	Limitation of Offer; Suitability

The Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required and in which the Dealer has all required licenses and registrations to offer Shares in such jurisdictions. In offering Shares, the Dealer will comply with the provisions of the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E.1 of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). Nothing contained in this section shall be construed to relieve Dealer of its suitability obligations under FINRA Rule 2111 or FINRA Rule 2310.

The Dealer will sell Class T Shares, Class S Shares, Class D Shares and Class I Shares only to the extent approved by the Dealer Manager as set forth on Schedule I to this Agreement, and to the extent approved to sell Class T Shares, Class S Shares, Class D Shares and Class I Shares pursuant to this Agreement, sell such Shares only to those persons who are eligible to purchase Class T Shares, Class S Shares, Class D Shares and Class I Shares as described in the Prospectus. Shares are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment, and the Dealer will only sell Shares to investors that the Dealer reasonably determines are able to hold such Shares as a long-term investment and do not need liquidity from such investment in the near future.

Nothing contained in this Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. The Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of the Dealer’s customer and such customer’s completed and executed Subscription Agreement. The Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in

Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. The Dealer further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency.

X.	Disclosure Review; Confidentiality of Information

The Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, the Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the Dealer Manager or sponsor of the Company.

It is anticipated that (i) the Dealer and the Dealer’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of the Dealer that are conducting a due diligence inquiry on behalf of the Dealer and (ii) persons or committees, as the case may be, responsible for determining whether the Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer Manager, Brookfield REIT Adviser LLC (the “Adviser”) or their respective affiliates. The Dealer agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Dealer’s due diligence inquiry. The Dealer agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to the Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Dealer’s confidentiality obligation. The Dealer acknowledges that the Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer acknowledges that the Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c). For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, investment strategies, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager, the Adviser or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, market studies and personal information, however documented); (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing; provided, however, that “Confidential Information” shall not include information that is or becomes available to the public other than as a result of disclosure by the Dealer or its Diligence Representatives in breach of this Agreement.

XI.	Dealer’s Compliance with Anti-Money Laundering Rules and Regulations

The Dealer hereby represents that it has complied and will comply with Section 326 of the USA PATRIOT Act and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations. The Dealer hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the USA PATRIOT Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, the Dealer agrees to verify the identity of its new customers; to maintain customer records; and to check the names of customers against government watch lists, including all such lists maintained by OFAC, as they may be updated from time to time. Additionally, the Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” for purposes of the USA PATRIOT Act as potential signals of money laundering or terrorist financing. The Dealer will file with the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. The Dealer will block or restrict access to such customer funds as is required by law and OFAC regulations. Upon request by the Dealer Manager at any time, the Dealer hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program. The Dealer agrees to notify the Dealer Manager immediately if the Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

XII.	Privacy.

The Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLB Act and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, the Dealer may share with the Company and the Company may share with the Dealer nonpublic personal information (as defined under the GLB Act) of customers of the Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. The Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which the Dealer served as the broker dealer of record for such customer’s account. The Dealer, the Dealer Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLB Act), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLB Act) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section XII. Except as expressly permitted under the FCRA, the Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

The Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event the Dealer, the Dealer Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section XII, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section XII, shall be prohibited.

The Dealer shall implement and maintain commercially reasonable measures in compliance with industry best practices designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLB Act), and any other applicable legal or regulatory requirements. The Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom the Dealer provides access to or discloses nonpublic personal information of customers to implement and maintain appropriate measures designed to meet the objectives set forth in this Section XII.

XIII.	Dealer’s Undertaking to Not Facilitate a Secondary Market in the Shares

The Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and repurchase of the Shares, which significantly limit the liquidity of an investment in the Shares. The Dealer also acknowledges that the Company’s Share Repurchase Plan (the “Plan”) provides only a limited opportunity for investors to have their Shares purchased by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Plan at any time in accordance with the terms of the Plan. The Dealer hereby agrees that so long as the Company has not listed the Shares on a national securities exchange, the Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Dealer Manager and the Company.

XIV.	Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1–16). The parties will request that the arbitrator or arbitration panel (the “Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the Arbitrator shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the New York City FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

XV.	Termination

The Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing or other transmission of such notice by the methods provided in Section XVII below. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager or the Company by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placement of an order for sale of Shares by such Dealer’s customer after the Dealer has received such notice.

The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections IV, VI, VII, and XIII through XVII of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVI.	Use of Company and Brookfield Names

Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Dealer Manager or the Company of any consent that would otherwise be required under this Agreement or applicable law prior to the use of the Dealer of the name or identifying marks of the Company, the Dealer Manager, “Brookfield” or “Brookfield Asset Management” (or any combination or derivation thereof). The Dealer Manager and the Company reserve the right to withdraw its consent to the use of the Company’s name at any time and to request to review any materials generated by the Dealer that use the Company’s or Brookfield’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

XVII.	Notice

Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Company:	Brookfield Real Estate Income Trust Inc.
c/o Brookfield Place New York 250 Vesey Street, 15th Floor
New York, NY 10281
Attention: Secretary
Email: realestatenotices@brookfield.com

With copies (which shall not constitute notice) to:

Brookfield REIT Adviser LLC c/o Brookfield Place New York 250 Vesey Street, 15th Floor
New York, NY 10281
Attention: General Counsel
Email: realestatenotices@brookfield.com

If to the Dealer Manager:	Brookfield Oaktree Wealth Solutions LLC
250 Vesey Street, 15th Floor
New York, NY 10281
Attention: General Counsel
Email: BOWS.LR@brookfieldoaktree.com

If to the Dealer:	To the address specified by the Dealer herein.

XVIII.	Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in New York, New York.

XIX.	No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Dealers; instead, this Agreement shall only constitute the Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

XX.	ERISA Matters

The parties agree as follows:

(a) Dealer is a broker-dealer registered under the Securities Exchange Act of 1934.

(b) To the extent Dealer (or its registered representatives) uses or relies on any of the information, tools and materials that the Dealer Manager, the Company, the Adviser, the sponsor of the Company or each of their respective affiliates and related parties (collectively, the “DM/Company Parties”) provides directly to Dealer (or its registered representatives), without direct charge, for use in connection with Dealer’s “Retirement Customers” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), Dealer will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.

(c) Certain of the DM/Company Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Prospectus.

(d) To the extent that Dealer provides investment advice to its Retirement Customers, Dealer will do so in a fiduciary capacity under ERISA or the Code, or both, and Dealer is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Customers.

(e) Dealer is independent of the DM/Company Parties and none of the DM/Company Parties is undertaking to provide impartial investment advice to Dealer or its Retirement Customers.

XXI.	Electronic Signatures and Electronic Delivery of Documents

If Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA and NASAA including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents And Electronic Signatures, adopted May 8, 2017, as amended (collectively, “Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) Dealer will comply with all applicable terms of the Electronic Signature Law; and (iv) Dealer agrees to the Electronic Signature Use Indemnity Agreement attached hereto as Exhibit B.

If Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Company to any person, Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, NASAA and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. In particular, and without limitation, Dealer shall comply with the requirement under certain Statements of Policy adopted by NASAA that a sale of Shares shall not be completed until at least five business days after the Prospectus has been delivered to the investor. Dealer shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by Dealer and made available to the Company and/or the Dealer Manager upon request.

THE DEALER MANAGER:

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Dealer

Company name:

Type of entity:
(Corporation, Partnership or Proprietorship)

Organized in the State of:

Licensed as broker-dealer in all States:	Yes No

If no, list all States licensed as broker-dealer:

Tax ID #:

2.	Person to receive notices delivered pursuant to the Selected Dealer Agreement

Name:

Company:

Address:

City, State and Zip:

Telephone:

Email:

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:
(Signature)

Name:

Title:

Date:

SCHEDULE I

ADDENDUM

TO

SELECTED DEALER AGREEMENT WITH

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

Name of Dealer:

The following reflects the selling commissions, dealer manager fees and Servicing Fees as agreed upon between Brookfield Oaktree Wealth Solutions LLC (the “Dealer Manager”) and the Dealer, effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) between the Dealer Manager and the Dealer in connection with the continuous public offering of Shares of Brookfield Real Estate Income Trust Inc. (the “Company”).

Upfront Selling Commissions

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by the Dealer of Primary Shares that the Dealer is authorized to sell and for services rendered by the Dealer hereunder, the Dealer Manager shall reallow to the Dealer an upfront selling commission in an amount equal to the percentage set forth below of the transaction price per Share on such completed sales of Class T Primary Shares, Class S Primary Shares and Class D Primary Shares, as applicable, by the Dealer. The Dealer shall not receive selling commissions for sales of any DRIP Shares or for sales of any Class I Shares, whether in the Primary Offering or pursuant to the DRIP. For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section II of the Agreement, the Company has accepted the subscription agreement of such subscriber and the Company has thereafter distributed the selling commission to the Dealer Manager in connection with such transaction.

The Dealer may withhold the selling commissions to which it is entitled pursuant to the Agreement, this Schedule I and the Prospectus from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent if it represents to the Dealer Manager that: (i) the Dealer is legally permitted to do so; and (ii) (A) the Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Dealer has forwarded the Subscription Agreement to the Company or its agent within the time required under Section II, and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions to which the Dealer is entitled, to the Company or its agent; and (C) the Dealer has verified that there are sufficient funds in the investor’s account with the Dealer to cover the entire cost of the subscription. The Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following receipt of the Company’s written acceptance of the subscription.

Dealer Manager Fees

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales by the Dealer of Class T Primary Shares that the Dealer is authorized to sell and for services rendered by the Dealer hereunder, the Dealer Manager shall reallow to the Dealer a dealer manager fee in an amount equal to the percentage set forth below of the transaction price per Share on such completed sales of Class T Primary Shares by the Dealer. The Dealer shall not receive dealer manager fees for sales of any DRIP Shares, or for sales of any Class S, Class D or Class I Shares, whether in the Primary Offering or pursuant to the DRIP.

Volume Discounts

The Dealer shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. Requests to combine purchase orders of Class T Shares, Class S Shares or Class D Shares as a part of a combined order for the purpose of qualifying for discounts as described in the “Plan of Distribution” section of the Prospectus must be made in writing by the Dealer, and any resulting reduction in selling commissions and/or dealer manager fees will be prorated among the separate subscribers.

Terms and Conditions of the Servicing Fees

The payment of the Servicing Fees to the Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Dealer elects to sell Shares that are Class T Shares, Class S Shares and/or Class D Shares, eligibility to receive the Servicing Fees with respect to such Shares, as applicable, sold by the Dealer is conditioned upon the Dealer acting as broker-dealer of record with respect to such Shares and complying with the requirements set forth below, including providing stockholder and account maintenance services with respect to such Shares:

(i)	the existence of an effective Selected Dealer Agreement or ongoing Servicing Agreement between the Dealer Manager and the Dealer, and

(ii)	the provision of the following services with respect to such Shares, as applicable, by the Dealer:

1.	assistance with recordkeeping, including maintaining records for and on behalf of the Dealer’s customers reflecting transactions and balances of Shares owned,

2.	transmitting stockholder communications to its customers from the Company or the Dealer Manager, including the Prospectus, annual and periodic reports, and proxy statements,

3.	establishing an account and providing ongoing account maintenance,

4.	assistance with and answering investor inquiries regarding the Company, including distribution payments and reinvestment decisions,

5.	helping investors understand their investments,

6.	Share repurchase requests,

7.	assistance with Share conversion processing, or

8.	providing such other similar services as the stockholder may reasonably require in connection with its investment in the Shares.

For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

With respect to Class T Shares, the financial advisor of the Dealer responsible for the sale of such Class T Shares is expected to provide one or more of the services listed in items (ii)3 through 8 above. In connection with this provision, the Dealer agrees to reasonably cooperate to provide certification to the Company, the Dealer Manager and their agents (including its auditors) confirming the provision of services to each particular class of stockholders upon reasonable request.

The Dealer hereby represents by its acceptance of each payment of the Servicing Fees that it complies with each of the above requirements and is providing the above-described services. The Dealer agrees to promptly notify the Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class T, Class S or Class D Shares giving rise to such Servicing Fees and/or if it no longer satisfies any or all of the conditions set forth above.

Subject to the conditions described herein, the Dealer Manager will reallow to the Dealer the Servicing Fees in an amount described below, on Class T Shares, Class S Shares or Class D Shares, as applicable, sold by the Dealer. To the extent payable, the Servicing Fees will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Servicing Fees, the Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Prospectus, upon the date when the Dealer Manager is notified that the Dealer is no longer the broker-dealer of record with respect to such Class T, Class S or Class D Shares or that the Dealer no longer satisfies any or all of the conditions set forth above, then Dealer’s entitlement to the Servicing Fees related to such Class T, Class S and/or Class D Shares, as applicable, shall cease, and the Dealer shall not receive the Servicing Fees for any portion of the month in which Dealer is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to the Class T, Class S or Class D Shares, as applicable, made in connection with a change in the registration of record for the Class T, Class S or Class D Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer shall be entitled to a pro rata portion of the Servicing Fees related to the Class T, Class S and/or Class D Shares, as applicable, for the portion of the month for which the Dealer was the broker-dealer of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Servicing Fees with respect to Class I Shares. The Dealer Manager may also reallow some or all of the Servicing Fees to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

The Company and the Dealer Manager shall cease paying the Servicing Fees with respect to any Class T Share, Class S Share or Class D Share held in a stockholder’s account within such account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and Servicing Fees paid with respect to the Shares held by such stockholder would exceed, in the aggregate, 8.75% (or a lower limit as set forth in this Schedule I to the Selected Dealer Agreement between the Dealer Manager and the Dealer) of the gross proceeds from the sale of such Shares (including the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, such Class T Share, Class S Share or Class D Share (and any Shares issued under the DRIP with respect thereto) will convert into a number of Class I Shares (including any fractional Shares) with an equivalent aggregate NAV as such Share. In addition, the Company and the Dealer Manager will cease paying the Servicing Fees on Class T Shares, Class S Shares and Class D Shares in connection with this Offering upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets, in each case in a transaction in which the Company’s stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of this Offering on which, in the aggregate, underwriting compensation from all sources in connection with this Offering, including selling commissions, dealer manager fees, the Servicing Fees and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in this Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Schedule I, the portion of the Servicing Fees accruing with respect to Class T, Class S and Class D Shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

General

Selling commissions, dealer manager fees and Servicing Fees due to the Dealer pursuant to the Agreement will be paid to the Dealer within 30 days after receipt by the Dealer Manager. The Dealer, in its sole discretion, may authorize the Dealer Manager to deposit selling commissions, dealer manager fees, Servicing Fees or other payments due to it pursuant to the Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule II to the Agreement.

The parties hereby agree that the foregoing selling commissions and reallowed dealer manager fees and Servicing Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that the Dealer’s interest in the offering is limited to such selling commissions and reallowed dealer manager fees and Servicing Fees from the Dealer Manager and the Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such selling commissions and reallowed dealer manager fees and Servicing Fees to the Dealer.

Except as otherwise described under “Upfront Selling Commissions” above, the Dealer waives any and all rights to receive compensation, including the dealer manager fees and Servicing Fees, until it is paid to and received by the Dealer Manager. The Dealer acknowledges and agrees that, if the Company pays selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by the Dealer for selling commissions, dealer manager fees or Servicing Fees, as applicable, the Company pays to the Dealer Manager but that the Dealer Manager fails to remit to the Dealer. The Dealer affirms that the Dealer Manager’s liability for selling commissions and dealer manager fees payable and the Servicing Fees are limited solely to the proceeds of selling commissions, dealer manager fees and the Servicing Fees, as applicable, receivable from the Company and the Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of dealer manager fees or the Servicing Fees, as applicable, due until such time as the Dealer Manager is in receipt of the selling commission, dealer manager fee or Servicing Fees, as applicable, from the Company. Notwithstanding the above, the Dealer affirms that, to the extent the Dealer retains selling commissions as described above under “Upfront Selling Commissions,” neither the Company nor the Dealer Manager shall have liability for selling commissions payable to the Dealer, and that the Dealer is solely responsible for retaining the selling commissions due to the Dealer from the subscription funds received by the Dealer from its customers for the purchase of Shares in accordance with the terms of the Agreement.

Notwithstanding anything herein to the contrary, the Dealer will not be entitled to receive any selling commissions, dealer manager fees or Servicing Fees which would cause the aggregate amount of selling commissions, dealer manager fees, Servicing Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with this Offering to exceed ten percent (10.0%) of the gross proceeds raised from the sale of Shares in the Primary Offering.

Due Diligence

In addition, the Dealer Manager or the Company will pay or reimburse the Dealer for reasonable and documented bona fide due diligence expenses incurred by the Dealer in connection with the Offering. Such due diligence expenses may include travel, lodging, meals and other reasonable and documented out-of-pocket expenses incurred by the Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Dealer Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to the Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE DEALER ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED SHARE CLASS

☐	Class T Shares	☐	Class S Shares	☐	Class D Shares	☐	Class I Shares

The following reflects the selling commission and/or the Servicing Fees as agreed upon between the Dealer Manager and the Dealer for the applicable Share Class.

(Initials)	Upfront Selling Commission of up to 3.0% of the transaction price per Class T Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T Shares.
(Initials)	Dealer Manager Fee of up to 0.5% of the transaction price per Class T Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T Shares.
(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class T Shares, consisting of an advisor stockholder servicing fee of 0.65% (Annualized Rate), and a dealer stockholder servicing fee of 0.20% (Annualized Rate), of the aggregate NAV of outstanding Class T Shares.	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.
(Initials)	Upfront Selling Commission of up to 3.5% of the transaction price per Class S Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S Shares.
(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class S Shares	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.
(Initials)	Upfront Selling Commission of up to 1.5% of the transaction price per Class D Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D Shares.
(Initials)	Servicing Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Class D Shares	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

*	Subject to discounts described in the “Plan of Distribution” section of the Prospectus.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“DEALER MANAGER”

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

By:
Name:
Title:

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:

SCHEDULE II

TO

SELECTED DEALER AGREEMENT WITH

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

NAME OF ISSUER: BROOKFIELD REAL ESTATE INCOME TRUST INC.

NAME OF DEALER:

SCHEDULE TO AGREEMENT DATED:

The Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, Servicing Fees, and other payments due to it pursuant to the Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into the Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to the Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

DEALER

(Print Name of Dealer)

By:
Name:
Title:

Exhibit A

Dealer Manager Agreement

Exhibit B

Electronic Signature Use Indemnity Agreement

Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XXI hereof). In consideration of the Company allowing Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Dealer’s representations or covenants set forth in Section XXI hereof or the representations described below.

The Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section XXI of this Agreement. Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Dealer’s client given with such client’s prior authorization and consent. Dealer represents that the Company may act in accordance the instructions authorized by Electronic Signature without any responsibility to verify that Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Dealer’s client received all disclosures required by applicable Electronic Signature Law. Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.

EXHIBIT B

FORM OF SELECTED DEALER AGREEMENT

This Agreement (the “Agreement”) is made as of [                ], 20[     ] by and among Brookfield Oaktree Wealth Solutions LLC (the “Dealer Manager”), the dealer manager for the continuous public offering of shares of common stock, $0.01 par value per share (“Common Stock”), of Brookfield Real Estate Income Trust Inc. (formerly, Oaktree Real Estate Income Trust, Inc.), a Maryland corporation (the “Company”), the Company, Brookfield REIT Adviser LLC (the “Adviser”) and [                ] (“Dealer”). The parties hereby agree that Dealer will participate in the distribution of the Shares (defined below), subject to the terms of this Agreement. In consideration of the mutual covenants hereinafter contained, the parties agree as follows:

1.	DEALER MANAGER AGREEMENT

a. The Company has entered into a dealer manager agreement (the “Dealer Manager Agreement”) with the Dealer Manager, whereby the Dealer Manager acts as the dealer manager in connection with the Offering of the Shares (each as defined below) to the public and may retain broker-dealers to act as its agents in connection with such Offering.

b. As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the Securities and Exchange Commission (the “SEC”) that are listed on Schedule III to this Agreement (each, a “Registration Statement”), which Schedule III may be amended from time to time with the written consent of the Company and the Dealer Manager. Any new Registration Statement will be added to Schedule III upon its initial effectiveness with the SEC. Each Registration Statement shall register an ongoing public offering (each, an “Offering”) of Common Stock, which may consist of Class T, Class S, Class D and/or Class I Shares of Common Stock (the “Shares”).

c. The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to a primary offering (the “Primary Shares”) and the Company’s distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus. In this Agreement, unless explicitly stated otherwise, the “Prospectus” means, at any given time, each Prospectus contained in a Registration Statement, except that if the prospectus or prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), shall differ from the Prospectus on file with respect to such Registration Statement at its effective date, the term “Prospectus” shall include such prospectus or prospectus supplement filed pursuant to Rule 424(b).

d. Notwithstanding the foregoing, if any new Registration Statement is added to Schedule III to this Agreement, the Dealer Manager will promptly give Dealer written notice of such addition. Schedule III to the Dealer Manager Agreement may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule III to this Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Adviser, the Dealer Manager and Dealer prior to receipt by Dealer of copies of such amendments to Schedule III to this Agreement. It is possible that more than one Registration Statement may be listed on Schedule III during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

e. In this Agreement, unless explicitly stated otherwise, the “Registration Statement” means, at any given time, each of the registration statements listed on Schedule III to this Agreement, as such Schedule III may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, the “Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

2.	AUTHORIZATION

a. In accordance with the authority granted under the Dealer Manager Agreement and with the consent of the Company, the Dealer Manager hereby appoints Dealer to solicit investors to make investments in the Shares and to perform such other services in accordance with the provisions set forth herein. Dealer hereby accepts such appointment and agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus and render such services and to assume the obligations set forth herein, on the terms and conditions set forth herein, for the compensation provided for on Schedule I attached hereto. By Dealer’s acceptance of this Agreement, Dealer will become one of the Dealers referred to in the Dealer Manager Agreement, but Dealer shall only have the obligations explicitly set forth in this Agreement. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement. The Dealer Manager and Dealer each further agree, and hereby make the representations as set forth below, which shall govern all offers and sales of the Shares made by Dealer.

b. Dealer confirms that it is not authorized to act as agent for Dealer Manager or the Company, except as expressly provided in this Agreement.

3.	PRICING

Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Primary Shares shall be offered to the public at a purchase price payable in cash equal to the then-applicable “transaction price” (which will be equal to (i) the Company’s prior month’s net asset value (“NAV”) per Share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or (ii) a different offering price in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month) plus any applicable selling commissions and dealer manager fees. Except as otherwise provided in the Prospectus, for stockholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of Shares that each stockholder owns will be automatically re-invested in additional Shares of the same class. The DRIP Shares will be issued and sold to stockholders of the Company at the transaction price of the applicable class of Shares on the date the distribution is payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, a minimum initial purchase of $2,500 in Class T Shares, Class S Shares and Class D Shares is required, a minimum initial purchase of $1,000,000 in Class I Shares is required and additional investments may be made in cash in minimal increments of at least $500 in Shares. The Shares are non-assessable.

4.	SUBMISSION OF ORDERS

a. In order to purchase Shares in the Offering, a subscriber must complete and execute a subscription agreement substantially in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) and deliver to Dealer such completed and executed Subscription Agreement together with a wire transfer or authorization for Dealer to debit such subscriber’s account held at Dealer and to send a wire transfer (“instruments of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount described in Section 3 herein. Dealer shall deliver to the Company or its agent such completed and executed Subscription Agreement together with the instrument of payment in the amount of such person’s purchase. The Dealer Manager acknowledges that subscribers will be instructed to send the Subscription Agreement directly to Dealer, and Dealer will arrange delivery of such documents to the Company or its agent.

b. Those persons who purchase Shares will be instructed by Dealer to make their instruments of payment payable to or for the benefit of “Brookfield Real Estate Income Trust Inc.” Purchase orders which include a completed and executed Subscription Agreement in good order received by the Company at least five (5) business days prior to the first calendar day of the month and instruments of payment received by the Company at least two (2) business days prior to the first calendar day of the month (unless waived by the Dealer Manager) will be effective as of the first calendar day of such month (based on the prior month’s transaction price).

c. If Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, Dealer shall promptly return such Subscription Agreement and instrument of payment directly to such subscriber. Subscription Agreements and instruments of payment received by Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 4. Transmittal of received investor funds will be made in accordance with one of the following procedures, as applicable:

i. Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

ii. Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

d. Subscription Agreements received during each month before five (5) business days prior to the first calendar day of the next month will be transmitted at least five (5) business days prior to the first calendar day of the next month and instruments of payment with respect to such transmitted Subscription Agreements will be transmitted at least two (2) business days prior to the first calendar day of the next month as set forth in the Subscription Agreement or as otherwise directed by the Company. Subscription Agreements received from subscribers during the five (5) business day period prior to the first calendar day of a month will be transmitted at least five (5) business days prior to the first calendar day of the month after the next month (the “following month”) and instruments of payment with respect to such transmitted Subscription Agreements will be transmitted at least two (2) business days prior to the first calendar day of the following month.

e. Subscription funds may be transmitted to the Company net of selling commissions and dealer manager fees, as applicable, subject to the terms and conditions set forth in Schedule I attached hereto. Dealer confirms that such transmittal procedures described in this Section 4 comply with applicable laws governing transmittal of funds, including Rule 15c2-4 and 10b-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

f. The Dealer Manager acknowledges that in connection with the Offering, Dealer will utilize with its customers making purchases of Shares (“Clients”) a subscription agreement (in a form approved in advance by the Dealer Manager) which will provide that the total purchase price paid by a Client for the Shares shall be comprised of (i) the transaction price for the number of Shares the Client intends to purchase, plus (ii) the applicable upfront selling commissions and dealer manager fees payable to Dealer for such Shares. Such commissions and fees will be collected by Dealer prior to the Client’s funds being transferred to the Company.

5.	RIGHT TO REJECT ORDERS OR CANCEL SALES

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order in its sole discretion, including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Dealer agrees that no selling commission or dealer manager fee will be paid to Dealer with respect to the portion of any subscription that is rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. If the Company is not in actual receipt of clearinghouse funds or cash, or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale. Dealer agrees that no selling commission or dealer manager fee will be paid to Dealer with respect to the portion of any subscription that is rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor.

In the event that the Dealer Manager has reallowed any selling commission or dealer manager fee to Dealer for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, Dealer shall pay the amount specified to the Dealer Manager within five (5) business days following mailing of notice to Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if the Dealer has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, the Dealer agrees to return to the subscriber any selling commission and dealer manager fee theretofore retained by the Dealer, together with any other related subscription funds then in Dealer’s control, if any, with respect to such order within three (3) business days following mailing of notice to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If Dealer fails to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

6.	DEALER COMPENSATION

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing stockholder services rendered by Dealer hereunder, Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I attached hereto

7.	PROSPECTUS AND SALES LITERATURE

Dealer agrees that neither it nor any of its principals, directors, officers or employees, is authorized to give any information to investors or prospective investors concerning the Shares, the Company or the Dealer Manager except as set forth in this Section 7.

a. Dealer is not authorized or permitted to give and will not give, any information or make any representation (written or oral) concerning the Shares, including to any Client or prospective Client, except as set forth in the Prospectus and any additional sales literature which has been approved for Client use in advance in writing by the Dealer Manager or the Company (collectively, “Authorized Sales Materials”). All Authorized Sales Materials have, or will have prior to the date such materials are provided to Dealer, received all required regulatory approvals, which may include but are not limited to, the approval of the SEC and state securities agencies, as applicable, and have been, or will be prior to the date such materials are provided to Dealer, filed with and approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”), regardless of whether or not such filing is required by the applicable FINRA rules; provided, however, that no such Authorized Sales Materials will be required to be filed if they are excluded from filing requirements pursuant to FINRA Rule 2210(c)(7). The Dealer Manager will supply to Dealer reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors.

b. Dealer agrees that it will provide to each person to whom an offer to sell the Shares is made: (i) a copy of the Prospectus, (ii) all supplements thereto, and (iii) any amended Prospectus, that has then been supplied to Dealer by the Dealer Manager as of the time of such offer. The Dealer Manager agrees to furnish or cause to be furnished to each Client by electronic mail (or where the Client has not agreed to receipt of such information by electronic mail, then by physical delivery), no later than five (5) business days prior to the completion of the sale of Shares to such Client, a copy of any supplement to the Prospectus or amended Prospectus filed with the SEC prior to the Company’s acceptance of such Subscription Agreement. Dealer agrees that it will not send or give any supplement to the Prospectus or any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Materials. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and prominently marked “dealer only” or otherwise bearing a prominent legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a prominent legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a prominent legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates.

c. Dealer agrees to take reasonable steps to comply with the written request of any Client or prospective Client for a copy of the Prospectus (as amended and supplemented) required for compliance with the provisions of Rule 15c2-8 under the Exchange Act for a period of 90 days from the effective date of the Registration Statement or such other period as may be required by the Exchange Act or the rules and regulations thereunder. This obligation shall survive regardless of the termination of this Agreement.

d. Notwithstanding anything herein to the contrary, in the event that the Company files with the SEC any supplements to the Prospectus after the date on which the Company receives a Subscription Agreement from any Client, but prior to the acceptance thereof by the Company, the Dealer Manager agrees to furnish or cause to be furnished to any such Client, immediately following the filing with the SEC, via electronic mail (or where electronic mail is not permitted due to state regulations or Client request, via overnight mail or courier service), a copy of any such supplement to the Prospectus.

8.	DUTIES OF DEALER

a. Dealer agrees to deliver to each of its Clients making purchases of Shares, prior to the time of offer, a copy of the Company’s then-current Prospectus, including a Subscription Agreement, and may deliver Authorized Sales Materials subject to the terms herein, all as amended from time to time (together with the Prospectus and the form of Subscription Agreement collectively, the “Offering Materials”).

b. Dealer agrees to maintain records of all purchases and sales of Shares made through Dealer for at least the period required under applicable law and upon request from a regulatory authority or as required under applicable law to furnish such regulatory authority with copies of such records.

c. Except as set forth in Schedule I hereto or as otherwise agreed by Dealer and the Dealer Manager, the parties agree that all out-of-pocket expenses incurred by such party in connection with its activities under this Agreement will be borne by such party.

d. If the Dealer Manager believes that the contact information of a Dealer Shareholder (as defined below) has changed, the Dealer Manager may request such information from Dealer. For purposes of this Agreement, a “Dealer Shareholder” shall include any person or entity that invests in the Company through Dealer during the term of this Agreement.

e. Dealer will provide the Dealer Manager such information relating to the offer and sale of the Shares by it as the Dealer Manager may from time to time reasonably request to enable the Dealer Manager or the Company, as the case may be, to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws and the rules and regulations thereunder.

9.	LIMITATION OF OFFER; SUITABILITY

a. Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and participations in the DRIP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required and in which Dealer has all required licenses and registrations to offer Shares in such jurisdictions. In offering Shares, Dealer will comply with the provisions of the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E.1 of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). Nothing contained in this Section 9 shall be construed to relieve Dealer of its suitability obligations under FINRA Rule 2111 or FINRA Rule 2310.

Dealer will sell Class T Shares, Class S Shares, Class D Shares and/or Class I Shares only to the extent approved by the Dealer Manager as set forth on Schedule I to this Agreement and to the extent approved to sell Class T Shares, Class S Shares, Class D Shares and Class I Shares pursuant to this Agreement, Dealer will sell such Shares only to those persons who are eligible to purchase Class T Shares, Class S Shares, Class D Shares and Class I Shares as described in the Prospectus. Nothing contained in this Agreement shall be construed to impose upon the Company, the Adviser or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and such customer’s completed and executed Subscription Agreement.

b. Dealer agrees to comply with, if applicable, the record-keeping requirements imposed by (i) federal and state securities laws and the rules and regulations thereunder, (ii) the applicable rules of FINRA and (iii) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six (6) years from the date of the sale of the Shares. Dealer further agrees to make the Suitability Records available to representatives of the SEC, FINRA, applicable state securities administrators or other regulatory agencies upon receipt by the Dealer Manager, the Company, the Adviser or the Dealer of a subpoena, inquiry or other appropriate request from such agency. Dealer further agrees to use commercially reasonable efforts to cooperate with reasonable requests by the Company, the Adviser and the Dealer Manager for information required to respond to questions or inquiries from such agencies regarding the Suitability Records.

10.	DISCLOSURE REVIEW

The Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, the Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the Dealer Manager or sponsor of the Company.

Each of the Company, the Adviser and the Dealer Manager agree that it will timely provide to Dealer all information and documentation necessary for Dealer to conduct the reasonable investigation described in the preceding paragraph on an ongoing basis during the term of this Agreement, as well as any other information and documentation reasonably requested by Dealer.

11.	REPRESENTATIONS AND WARRANTIES

I. Dealer Manager and Dealer Representations, Warranties and Covenants. In addition to the representations and warranties found elsewhere in this Agreement, each of the Dealer Manager and Dealer represent, warrant and agree that:

a. it is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which it is organized;

b. it is a member of FINRA in good standing and a properly registered or licensed broker-dealer, has obtained all necessary approvals, licenses and permits required by applicable law for it to enter into this Agreement and engage in the public offer and sale of securities of the type represented by the Offering of Shares and shall maintain such approvals, licenses and permits for so long as this Agreement is in effect, and it further represents and warrants that it will notify the other party immediately at such time, if any, as it ceases to hold any such necessary approval, license or permit;

c. it has full power and authority under applicable laws, and has taken all action necessary, including obtaining all necessary approvals, to enter into and perform its obligations under this Agreement, that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement and that the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

d. execution, delivery, and performance of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which it is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it;

e. it has developed and will continue to maintain policies and procedures reasonably designed to ensure material compliance with all applicable laws;

f. it has, and will maintain, security policies, procedures and measures in place reasonably designed to minimize the threat of unauthorized access to computing systems or networks including, but not limited to, information technology policies requiring multi-factor authentication for remote login, closed desktop environments and web traffic monitoring; and

g. it agrees to be bound by, and to comply with, applicable federal and state laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of Shares, including anti-money laundering laws, anti-corruption and anti-bribery statutes and regulations and applicable guidance issued by the Department of the Treasury, the SEC and FINRA.

II.	Additional Representations, Warranties and Covenants.

a. Board Approval of Agreement. The Company and the Adviser represent and warrant that a substantially similar form of this Agreement has been approved by the board of directors of the Company and no additional approval of the board of directors or manager of the Company, the Dealer Manager or the Adviser is required for the execution, delivery and performance of this Agreement by either party.

b. Compliance with the Securities Act. The Company represents and warrants that, at the time the Registration Statement becomes effective (the “Effective Date”) and at the time that any post-effective amendments thereto or any additional registration statement filed under Rule 462(b) of the Securities Act becomes effective, the Registration Statement or any amendment thereto (1) complied, or will comply, as to form in all material respects with the requirements of the Securities Act and the regulations thereunder (the “Regulations”) and (2) did not or will not (as of such Effective Date) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Prospectus or any amendment or supplement thereto is filed with the SEC pursuant to Rule 424(b) or 424(c) of the Regulations and at all times subsequent through the last day of the term of this Agreement, the Prospectus will comply in all material respects with the requirements of the Securities Act and the Regulations, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation with respect to any statement or omission made by Dealer specifically for inclusion in the Registration Statement or any amendment thereto or in the Prospectus or any amendment or supplement thereto. Any Prospectus delivered to Dealer will be identical to the electronically transmitted copies thereof filed with the SEC, except to the extent permitted by Regulation S-T.

c. Regulatory Approvals and Prospectus Supplements.

i. SEC Orders. The Company will use its commercially reasonable efforts to cause any amendments to the Registration Statement to become effective as promptly as possible and to maintain the effectiveness of the Registration Statement, and will promptly notify Dealer (a) when any post-effective amendment to the Registration Statement becomes effective, other than ordinary course post-effective amendments, (b) of the issuance by the SEC or any state securities authority of any jurisdiction of any stop order or of the initiation, or any threat for which it has knowledge, of any proceedings for that purpose or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the institution, or any threat for which it has knowledge, of any proceedings for any of such purposes, and (c) if the Registration Statement becomes unavailable for use in connection with the Offering of the Shares for any reason.

ii. FINRA Approval and “Blue Sky” Qualifications. The Company and the Dealer Manager will endeavor in good faith to seek and maintain the approval of the Offering by FINRA, and to qualify the Shares for offering and sale under the securities laws of all 50 states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands, and to maintain such qualifications; provided, however, the Company shall not be obligated to subject itself to taxation as a party doing business in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company shall file and make such statements or reports as are or may reasonably be required by the laws of such jurisdictions, unless the Dealer Manager agrees that such action is not at the time necessary or advisable.

iii. “Blue Sky” Memorandum. The Company will furnish to Dealer, and Dealer may be allowed to rely upon, a “Blue Sky” Memorandum (the “Blue Sky Memorandum”), prepared by counsel reasonably acceptable to Dealer (with the understanding that Alston & Bird LLP shall so qualify), in customary form naming the jurisdictions in which the Shares have been qualified for sale under the respective securities laws of such jurisdiction. The Blue Sky Memorandum shall be promptly updated by counsel and provided to Dealer from time to time to reflect any changes and updates to the jurisdictions in which the Shares have been qualified for sale. In each jurisdiction where the Shares have been qualified, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

iv. Amendments and Supplements. If during the time when a Prospectus is required to be delivered under the Securities Act, any event relating to the Company shall occur as a result of which it is necessary, in the opinion of the Company’s counsel, to amend the Registration Statement or to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to an investor, or if it shall be necessary, in the opinion of the Company’s counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or Regulations, the Company shall prepare and furnish without expense to Dealer, a reasonable number of copies of an amendment or amendments of the Registration Statement or the Prospectus, or a supplement or supplements to the Prospectus that will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the Registration Statement or the Prospectus comply with such requirements. During the time when a Prospectus is required to be delivered under the Securities Act, the Company shall comply in all material respects with all requirements imposed upon the Company by the Securities Act, as from time to time in force, including the undertaking contained in the Company’s Registration Statement pursuant to Item 20.D of the SEC’s Industry Guide 5 (as interpreted by applicable SEC guidance), so far as necessary to permit the continuance of sales of the Shares in accordance with the provisions hereof and the Prospectus.

d. Notification of Litigation. The Company agrees that it will promptly notify Dealer of any litigation or proceedings which could reasonably be expected to have a material adverse effect on the Company or the Offering.

III. Additional Dealer Representation, Warranties and Covenants. In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents, warrants and agrees that:

a. Dealer shall notify the Dealer Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the Securities Act.

b. Dealer has policies and procedures reasonably designed to provide for its compliance with the U.S. Foreign Account Tax Compliance Act.

c. Dealer will not sell or distribute Shares or otherwise make any such Shares available in any jurisdiction outside of the United States unless Dealer receives prior consent from the Dealer Manager.

d. Dealer acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of the Dealer.

e. Dealer agrees to be bound by the terms of any escrow agreement applicable to the Offering, if any, and the Dealer agrees that it will not represent or imply that the escrow agent identified in the Prospectus, has investigated the desirability or advisability of any investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgement that it has agreed to serve as escrow agent.

f. Each of Dealer’s principals, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of the Shares or the performance of its duties and activities hereunder is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which it will offer and sell Shares.

g. Dealer will be responsible for confirming that the distribution of Shares to, and subscription by, any Client identified by Dealer complies with all law applicable to Dealer (including, but not limited to, with respect to anti-money laundering and sanctions laws compliance) prior to such Client’s subscription for Shares. Dealer will review all Subscription Agreements and assist the Dealer Manager and the Company in ensuring that the Subscription Agreements are fully completed. Dealer will take all reasonable steps to ensure that the Client has provided the necessary information to the Dealer Manager and will promptly inform the Dealer Manager of any basis to believe that such requirements have not been satisfied by the Client.

h. Dealer agrees that it will not engage a sub-selling agent to assist it in the offer or sale of Shares without the prior written consent of the Dealer Manager which consent will not be unreasonably withheld. Any approved sub-selling agent shall be required to enter into an agreement with Dealer which agreement shall be subject to the Dealer Manager’s approval. The foregoing shall not prohibit or limit Dealer’s ability to utilize the assistance of its affiliates to assist Dealer in performing its obligations under this Agreement.

12.	INDEMNIFICATION

a. Subject to the limitations below, Dealer shall indemnify, defend and hold harmless the Dealer Manager, the Company, the Adviser and the Company’s transfer agent, administrator and custodian and their respective officers, directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement, trustees, employees and agents and any person who may be deemed to be a controlling person of any of the Dealer Manager, the Company or the Adviser (collectively, the “Brookfield Indemnified Parties”), from and against any and all losses, costs, claims, damages, liabilities and expenses (including the reasonable costs of investigating or defending against such losses, costs, claims, demands or liabilities and any court costs and reasonable attorney’s fees in connection therewith) (collectively, “Losses”), whether joint or several, to which any such Brookfield Indemnified Party may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any material breach of any agreement, representation, warranty or covenant made by Dealer herein or (ii) Dealer’s gross negligence, willful misconduct or material violation of any applicable law in the performance of, or failure to perform, its obligations under this Agreement, (iii) any untrue statement of a material fact contained (a) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or (b) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (c) in any Authorized Sales Materials; or (iv) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (iii) and (iv) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of Dealer specifically for use with reference to Dealer in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials, (v) any use of sales literature not authorized or approved by the Company and the Dealer Manager or any use of “broker-dealer use only” materials with members of the public by Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction or (vi) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; provided that in the case of any of (i) through (vi), Dealer will not be liable to and will not have any indemnification obligation to any Brookfield Indemnified Party for the portion of any Losses that is the result of any Brookfield Indemnified Party’s material breach of this Agreement, gross negligence, willful misconduct or violation of any applicable law (the “Brookfield Disabling Conduct”); provided further that any amounts for reimbursement of expenses advanced to an Brookfield Indemnified Party under this subparagraph will be repaid by Dealer Manager to Dealer in the event that such expenses resulted from Brookfield Disabling Conduct.

b. Subject to the limitations below, the Company, to the extent permitted by the Company’s charter, shall indemnify, defend and hold harmless Dealer and its respective officers, directors, trustees and any person who may be deemed to be a controlling person of Dealer (collectively, the “Dealer Indemnified Parties”), from and against any and all Losses, whether joint or several, to which any such Dealer Indemnified Party may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any material breach of any agreement, representation, warranty or covenant made by the Company in this Agreement; (ii) the Company’s gross negligence, willful misconduct or material violation of any applicable law in the performance of, or failure to perform, its obligations under this Agreement; or (iii) any untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, in any Blue Sky Application, or any Authorized Sales Materials or other written information approved or supplied by the Company or its affiliates to Dealer; provided that in the case of any of (i) through (iii), the Company will not be liable to and will have no indemnification obligation to any Dealer Indemnified Party for the portion of any Losses that is the result of any Dealer Indemnified Party’s material breach of this Agreement, gross negligence, willful misconduct or material violation of any applicable law (the “Dealer Disabling Conduct”); provided further that any amounts for reimbursement of expenses advanced to a Dealer Indemnified Party under this subparagraph will be repaid by Dealer to the Company in the event that such expenses resulted from Dealer Disabling Conduct. Notwithstanding the foregoing provisions of this Section 12 (b), the Company may not indemnify or hold harmless Dealer or any of its affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless Dealer or any of its affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

i. There has been a successful adjudication on the merits of each count involving alleged securities law violations;

ii. Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

iii. A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further notwithstanding the foregoing provisions of this Section, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Dealer specifically for use in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that Dealer was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of a Dealer Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer prior to such acceptance.

c. Subject to the limitations below, the Adviser shall indemnify, defend and hold harmless the Dealer Indemnified Parties, from and against any and all Losses, whether joint or several, to which any such Dealer Indemnified Party may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any material breach of any agreement, representation, warranty or covenant made by the Adviser in this Agreement; or (ii) the Adviser’s gross negligence, willful misconduct or material violation of any applicable law in the performance of, or failure to perform, its obligations under this Agreement; provided that in the case of any of (i) and (ii), the Adviser will not be liable to and will have no indemnification obligation to any Dealer Indemnified Party for the portion of any Losses that is the result of any Dealer Disabling Conduct; provided further that any amounts for reimbursement of expenses advanced to a Dealer Indemnified Party under this subparagraph will be repaid by Dealer to the Adviser in the event that such expenses resulted from Dealer Disabling Conduct.

d. Subject to the limitations below, Dealer Manager shall defend and hold Dealer Indemnified Parties free and harmless from and against any and all Losses, whether joint or several, to which any such person may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any material breach of any agreement, representation, warranty or covenant made by Dealer Manager herein or (ii) Dealer Manager’s gross negligence, willful misconduct or material violation of any applicable law in the performance of, or failure to perform, its obligations under this Agreement or the Dealer Manager Agreement; or (iii) any untrue statement of a material fact set forth in the Prospectus, in any Blue Sky Application or any Authorized Sales Materials provided by the Company or the Dealer Manager to Dealer or any omission to state a fact required to be stated therein to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Prospectus, in any Blue Sky Application or any Authorized Sales Materials or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; provided that in the case of any of (i) through (iii), Dealer Manager will not be liable to and will not have any indemnification obligation to any Dealer Indemnified Party for the portion of any Losses that is the result of Dealer Disabling Conduct; provided further that any amounts for reimbursement of expenses advanced to a Dealer Indemnified Party under this subparagraph will be repaid by Dealer to Dealer Manager in the event that such expenses resulted from Dealer Disabling Conduct.

e. Promptly after receipt by a party entitled to indemnity under this Section 12 (an “Indemnified Party”) of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 12, notify the indemnifying party of the commencement therefore, but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise under this Agreement. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expense of any additional counsel obtained by it and the indemnifying party shall not be liable to such Indemnified Party under this Section 12 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In the event that (a) the indemnifying party elects to assume the defense of such an action or proceeding and the Indemnified Party reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or (b) the indemnifying party chooses not to assume the defense of the action or proceeding, then the Indemnified Party may engage separate counsel reasonably satisfactory to the indemnifying party to represent or defend such Indemnified Party in any such action or proceeding and the indemnifying party will pay the fees and disbursements of such counsel; provided, however, that the indemnifying party will not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Parties in each jurisdiction in any single action or proceeding, unless the interests of the Indemnified Parties are divergent enough to reasonably require separate counsel.

f. Neither the indemnifying party nor the Indemnified Party will, without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (a “Judgment”), whether or not the indemnifying party or the Indemnified Party is an actual or potential party to such claim, action, suit or proceeding; provided, however, each indemnifying party shall have the right to settle or compromise or consent to the entry of any Judgment if such settlement, compromise or consent (i) shall include an unconditional release of the Indemnified Party and each other Indemnified Party hereunder from all liability arising out of such claim, action, suit or proceeding, (ii) shall not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party or any other Indemnified Party, and (iii) shall not impose any continuing obligations or restrictions on the Indemnified Party or any other Indemnified Party. The indemnifying party shall not be liable for any settlement of any action effected without its prior written consent (which consent will not be unreasonably withheld or delayed).

g. The foregoing indemnity will be in addition to any rights that the parties may have at common law or otherwise.

h. The indemnity agreements contained in this Section 12 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of Dealer or any person controlling Dealer, (b) delivery of any Shares and payment therefor, and (c) termination of this Agreement. A successor of the Indemnified Party shall be entitled to the benefits of the indemnity agreements contained in this Section 12.

i. Solely with respect to the relationship among the parties pursuant to this Agreement, the provisions of this Section 12 supersede and replace the provisions set forth in Section 5 of the Dealer Manager Agreement; provided that, as between the Company and the Dealer Manager, the original provisions of Section 5 of the Dealer Manager Agreement shall continue to govern. For the avoidance of doubt, neither this Section 12, nor any other provision of this Agreement, amends or modifies in any way the terms of the Dealer Manager Agreement applicable to (i) the relationship between the Company and the Dealer Manager pursuant to the Dealer Manager Agreement or (ii) the relationship between the Dealer Manager and any other dealer pursuant to a selected dealer agreement.

13.	ANTI-MONEY LAUNDERING

a. Dealer hereby represents and warrants that it has adopted an anti-money laundering program (“AML Program”) that complies with the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, as amended (the USA PATRIOT ACT of 2001 and any future amendments thereto being referred to herein as the “PATRIOT Act,” and together with the Bank Secrecy Act, as amended, the “Act”); the rules and regulations under the Act; the rules, regulations and regulatory guidance of the SEC and FINRA or any other applicable self-regulatory organization or other governmental agency with jurisdiction over Dealer (collectively, “AML Rules and Regulations”). Dealer further represents that its AML Program, at a minimum, (1) designates a compliance officer to administer and oversee the AML Program, (2) provides ongoing employee training, (3) includes an independent audit function to test the effectiveness of the AML Program, (4) establishes internal policies, procedures, and controls that are consistent with Dealer’s obligations under this Agreement and AML Rules and Regulations, (5) includes a customer identification program consistent with the rules (including beneficial ownership requirements) under section 326 of the Act, (6) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (7) provides for compliance with applicable programs administered by the Office of Foreign Asset Control (“OFAC”) including, without limitation, screening all new and existing Clients against the list of specially designated nationals and blocked persons, and any other government list that is or becomes required under the Act, and (8) prescribes that appropriate regulators be permitted to examine Dealer’s AML books and records and that Dealer will promptly respond to requests by such regulators for information about Dealer’s AML Program. Dealer acknowledges and agrees that it (and not the Dealer Manager, Company or its transfer agent(s)) is responsible for monitoring and complying with AML Rules and Regulations and customer identification program requirements applicable to all Clients in respect of their investment in the Company.

b. Dealer hereby acknowledges and agrees that it (and not the Dealer Manager, the Company or its transfer agent or other service providers) is responsible for reviewing and monitoring Clients and complying with AML Rules and Regulations, including customer identification program requirements, with respect to Clients in connection with this Agreement

c. Dealer shall attest to anti-money laundering activities in a form reasonably acceptable to the Company.

Throughout the term of this Agreement, the representations and warranties of each of Dealer, the Dealer Manager, the Company and the Adviser, as applicable, in this Agreement shall be true and correct in all material respects. For as long as this Agreement is in effect, Dealer, the Dealer Manager, the Company and the Adviser, as applicable, agree to promptly provide notice to the other parties in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on their part to be performed or satisfied has been breached or not satisfied in any material respect.

14.	CONFIDENTIALITY, COMMUNICATIONS, NON-SOLICITATION

a. Each of the parties acknowledges that it is or may become aware of Confidential Information or Customer Information (each as defined below) each in connection with the performance of this Agreement. For purposes of this Section 14, DM/Brookfield Representatives and Dealer Representatives (each as defined in this Section) may be referred to herein individually and collectively as “Representatives.”

b. The Dealer Manager, the Company and the Adviser hereby acknowledge that they have received or will receive written and/or oral information, including the names of Clients (such information being referred to in this Section 14 as “Customer Information”) from Dealer regarding those Clients that subscribe for Shares, as well as any and all technical or business information, including without limitation financial information, business or marketing strategies or plans or product development, but excluding Customer Information (the “Proprietary Information”), which constitutes the valuable property of the disclosing party, and that all such Customer Information or Proprietary Information has been or will be furnished to it subject to the provisions of this Section 14. The Dealer Manager, the Company and the Adviser agree that they will use, and that they will ensure that all of their employees, officers, directors, representatives, affiliates and agents providing services with respect to the Company (“DM/Brookfield Representatives”) use, the Customer Information or Proprietary Information solely in connection with the subscription for Shares by each Client, the booking of such Shares, communicating with such Clients, the administration of the Company and the performance of their respective roles with respect to the Company and the Shares pursuant to this Agreement and for no other purpose whatsoever. Furthermore, the Dealer Manager, the Company and the Adviser agree that they will not disclose or make available, and will ensure that none of the DM/Brookfield Representatives disclose or makes available, any Customer Information or Proprietary Information to any person or entity that does not have a need to know such Customer Information in connection with the foregoing.

c. Dealer acknowledges and agrees that the DM/Brookfield Representatives may disclose Customer Information or Proprietary Information or portions thereof (i) as may be consented to by Dealer or its Representatives, (ii) to each other; (iii) at the request of or as required by a government, regulatory or tax agency (including any self-regulatory agency) or in connection with an examination of the Dealer Manager, the Company and the Adviser or their Representatives by regulatory examiners; (iv) to their internal or external attorneys or auditors; and (v) as required by law, regulation or court order. In any of the circumstances mentioned in clauses (iii) or (v), the Dealer Manager, the Company and the Adviser shall (to the extent permitted by law and to the extent practicable) give Dealer reasonable prior notice of any such disclosure and, in any event, advise Dealer (to the extent not prohibited by law or regulation) of any such disclosure after it is made. The Dealer Manager, the Company and the Adviser shall be responsible for any breach of this Agreement by its Representatives

d. Dealer hereby acknowledges that it has received or will receive written and/or oral information from the Dealer Manager, the Company and the Adviser considered confidential and/or proprietary in connection with the performance of this Agreement, Dealer’s due diligence review of the Company or otherwise. For purposes of this Agreement, “Confidential Information” means any information relating to the Dealer Manager, the Company, the Adviser or their respective affiliates, disclosed to Dealer or Dealer Representatives (as defined below) in the course of performing this Agreement, which is or should reasonably be understood to be, confidential and/or proprietary to the Company, the Adviser and/or the Dealer Manager including, but not limited to, information about the Company’s actual or potential portfolio holdings and investments, investment and/or risk management techniques, information concerning the business, financial condition, operations, prospects, assets and liabilities of the Company, the Dealer Manager, the Adviser or their respective affiliates, whether prepared by the Company, its advisors or otherwise (including information or reports prepared by due diligence providers and information received by the Company, the Dealer Manager, the Adviser or their respective affiliates from third parties under confidential conditions). Dealer agrees that it will use any Confidential Information solely in connection with its obligations, duties and undertakings pursuant to this Agreement and for no other purpose whatsoever.

e. Notwithstanding the foregoing, Confidential Information does not include information that (i) is independently developed by Dealer or its Representatives; (ii) is or becomes publicly known without a breach of this Agreement by Dealer or its Representatives; (iii) is disclosed to Dealer or its Representatives by a third party not under an obligation of confidentiality to the disclosing party of which Dealer or its Representatives should reasonably be aware; or (iv) is in Dealer’s or its Representatives’ possession prior to the date of this Agreement unless already provided by the Dealer Manager.

f. Dealer agrees to hold, and to cause its employees, officers, directors or agents (collectively, “Dealer Representatives”) to hold, the Confidential Information in strict confidence.

g. The Confidential Information shall be kept confidential in accordance with the terms hereof by Dealer and its Representatives and shall not be disclosed by Dealer or its Representatives except (i) as may be consented to by the Dealer Manager, the Company and the Adviser or their Representatives; (ii) to each other; (iii) at the request of a government, regulatory or tax agency (including any self-regulatory agency) or in connection with an examination of Dealer or its Representatives by regulatory examiners; (iv) to their internal or external attorneys or auditors; or (v) as required by law, regulation or legal or judicial process. In any of the circumstances mentioned in clauses (iii) or (v), Dealer shall (to the extent permitted by law and to the extent practicable) give the Dealer Manager, the Company and the Adviser reasonable prior notice of any such disclosure and, in any event, advise the Dealer Manager, the Company and the Adviser (to the extent not prohibited by law or regulation) of any such disclosure after it is made. Dealer shall be responsible for any breach of this Agreement by its Representatives.

h. Notwithstanding the foregoing, it is anticipated that (i) Dealer, Dealer Representatives and Dealer’s managers, owners, members, partners, home office diligence personnel or other agents of Dealer that are conducting a due diligence inquiry on behalf of Dealer, and (ii) persons or committees, as the case may be, responsible for determining whether Dealer will continue to participate in the Offering ((i) and (ii) are collectively, “Diligence Representatives”), either have previously or will in the future have access to Confidential Information in connection with their diligence review. Such Diligence Representatives will be considered Dealer Representatives bound by the terms of this Section 14. In addition to the other obligations contained in this Section 14, Dealer agrees to use all reasonable precautions necessary to: (1) keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with Dealer’s due diligence inquiry; (2) not disclose, and to cause its Diligence Representatives to not disclose, such Confidential Information to the public, or to Dealer’s sales staff, financial advisors, Clients or any person involved in selling efforts related to the Offering, or to any other third party, and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares; and (3) preserve the confidentiality of such Confidential Information provided to Diligence Representatives, including but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of Dealer’s due diligence inquiry, and (b) informing each recipient of such Confidential Information of Dealer’s confidentiality obligation. Dealer acknowledges that Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. Dealer acknowledges that Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith.

i. Notwithstanding the foregoing, neither Dealer nor its Representatives will be in breach of this Section 14 by distributing to Clients copies of the Offering Materials and any other documents or information approved in advance by the Dealer Manager or the Company in writing.

j. Upon the Dealer Manager’s written request, Dealer shall return Confidential Information in its possession; provided, however, that Dealer may maintain copies of Confidential Information as required by law or regulation, or Dealer internal recordkeeping policies, and the confidentiality obligations hereunder shall continue to apply to any such copies.

k. Each party agrees to comply with the requirements of applicable law relating to the protection of data and information.

l. The Dealer Manager will not solicit a known client of Dealer or Dealer’s affiliates to invest in the Company or in any other investment vehicle for which the Dealer Manager acts as a sponsor, adviser, dealer manager or other service provider (a “Dealer Manager Company”) where the sole and only source of the relationship with such investor originated from an introduction by Dealer or Dealer’s affiliates in connection with the Offering contemplated by this Agreement. This provision shall not apply if the client approached the Dealer Manager, the Company or their respective affiliates.

15.	PRIVACY

a. The Company, the Dealer Manager and the Adviser acknowledge that, as a result of this Agreement, they may receive PII about Clients and Dealer employees. For the purposes of this Agreement, “PII” includes “Nonpublic Personal Information” as that term is defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time (“GLBA”) and personally identifiable information and other data protected under any other applicable laws, rule or regulation of any jurisdiction relating to disclosure or use of personal information (“Privacy Laws”), including, without limitation, the name and account number of – and any other personally identifiable information. The Adviser, the Company and the Dealer Manager each agree that it shall not do or omit to do anything which would cause the Dealer or any of its affiliates to be in breach of any Privacy Laws. The Adviser, the Company and the Dealer Manager shall, and shall cause its representatives to, (i) keep PII confidential, use and disclose PII only as necessary for the purchase of Shares in the Company for which the PII was disclosed to the Adviser, the Company or the Dealer Manager and in accordance with this Agreement, GLBA and Privacy Laws, (ii) implement and maintain an appropriate written information security program, the terms of which shall meet or exceed the requirements for financial institutions under 17 CFR 248.30, to (A) ensure the security and confidentiality of PII, (B) protect against any threats or hazards to the security or integrity of PII, and (C) prevent unauthorized access to, use of or disclosure of PII. The Dealer reserves the right to review the Adviser’s, the Company’s and the Dealer Manager’s policies and procedures used to maintain the security and confidentiality of PII and the Adviser, the Company or the Dealer Manager shall, and cause its Representatives to, comply with all reasonable requests or directions from the Dealer to enable the Dealer to verify and/or procure that the Adviser, the Company and the Dealer Manager is in full compliance with its obligations under this Agreement in relation to PII.

b. The Adviser, the Company and the Dealer Manager shall immediately notify the Dealer of any disclosure or use of any PII by the Adviser, the Company or the Dealer Manager or any of their representatives in breach of this Agreement. In the event that any of the Adviser, the Company or the Dealer Manager learns or has reason to believe that there (i) has been a breach of its security standards, or (ii) is a weakness in the Adviser, the Company or the Dealer Manager’s security practices or systems, in each instance irrespective of cause, to the extent such breach or weakness could reasonably be expected to (y) allow unauthorized access to PII or the Company’s facilities associated with such PII or (z) adversely impact the facilities the Company will promptly give notice of such event to the Dealer.

c. Furthermore, the Adviser, the Company and the Dealer Manager acknowledge that upon unauthorized access to or acquisition of PII within the Adviser’s, the Company’s or the Dealer Manager’s custody or control (a “Security Event”), the law may require that the Adviser, the Company or the Dealer Manager, as applicable, notify the individuals whose information was accessed or disclosed that a Security Event has occurred. The Adviser, the Company and the Dealer Manager must notify the Dealer immediately if the Adviser, the Company or the Dealer Manager learns or has reason to believe a Security Event has occurred. Except to the extent prohibited by mandatory applicable law, the Adviser, the Company and the Dealer Manager agree that they will not notify any Client or Dealer employee until the Adviser, the Company and the Dealer Manager first consult with the Dealer and the Dealer has had an opportunity to review the notification the Adviser, the Company and the Dealer Manager propose to issue to the affected individuals and given its express consent to the same.

d. Dealer agrees to abide by and comply with the applicable privacy standards and requirements of the GLBA, the privacy standards and requirements of any other applicable Privacy Laws and its own internal privacy policies and procedures, each as may be amended from time to time.

16.	TERMINATION; AMENDMENT

a. This Agreement shall become effective as of the date first written above and shall remain in force unless terminated as described in this Agreement.

b. Each party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days prior written notice to the other party. In addition, each party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Further, the Dealer Manager shall have the right to terminate this Agreement immediately by giving written notice to Dealer if Dealer is subject to an investigation under the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010, as each may be amended, or similar law of any relevant jurisdiction, or the rules and regulations thereunder; and Dealer agrees to notify the Dealer Manager immediately if Dealer becomes subject to any such investigation. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was sent in accordance with Section 23.

c. Additionally, Dealer shall have the right to immediately terminate this Agreement at any time without liability of any party to any other party if: (i) a banking moratorium shall have been declared by a state or federal authority; (ii) the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will in Dealer’s good faith opinion make it inadvisable to proceed with the offering and sale of the Shares; or (iii) there shall have been, subsequent to the dates information is given in the Registration Statement and the Prospectus, such change in the business, properties, affairs, condition (financial or otherwise) or prospects of the Company whether or not in the ordinary course of business or in the condition of securities markets generally as in Dealer’s good faith judgment would make it inadvisable to proceed with the offering and sale of the Shares, or which would materially adversely affect the operations of the Company.

d. Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Upon the sale of all of the Shares or the termination of the Dealer Manager Agreement, this Agreement shall terminate without obligation on the part of Dealer or the Dealer Manager, except as set forth in this Agreement.

e. This Agreement is not assignable or transferable without the prior written consent of the other party.

f. This Agreement may be amended by Dealer and the Dealer Manager upon mutual written agreement.

17.	USE OF COMPANY AND BROOKFIELD NAMES

Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Dealer Manager, the Adviser or the Company of any consent that would otherwise be required under this Agreement or applicable law prior to the use by Dealer of the name or identifying marks of the Company, the Adviser, the Dealer Manager or “Brookfield” (or any combination or derivation thereof). The Dealer Manager, the Adviser and the Company each reserve the right to withdraw its consent to the use of the Company’s or Brookfield’s name at any time and to request to review any materials generated by Dealer that use the Company’s or Brookfield’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

18.	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

This Agreement shall be governed and construed in accordance with the laws of New York, without regard to conflicts of law principles.

The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19.	INVESTIGATIONS AND PROCEEDINGS

The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or any judicial proceeding with respect to each party’s activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

20.	CAPTIONS

All captions used in this Agreement are for convenience only and are not to be used in construing or interpreting any aspect hereof.

21.	SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held, under applicable law, to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

22.	SURVIVAL

Except as expressly provided therein, the following sections of this Agreement shall survive any termination of this Agreement: Sections 4, 6, 7, 8(b), 8(d), 8(e), 8(f), 9(b), 11 through 13, 14(m), 15 through 28, and Schedule I hereto. The confidentiality obligations contained in Sections 14(a) through 14(l) hereof shall survive for three (3) years following the termination of the last Offering in which Dealer participates.

23.	NOTICES

Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Company:	Brookfield Real Estate Income Trust Inc.
c/o Brookfield Place New York 250 Vesey Street, 15th Floor
New York, NY 10281
Attention: Secretary
Email: realestatenotices@brookfield.com

With copies (which shall not constitute notice) to:
Brookfield REIT Adviser LLC c/o Brookfield Place New York 250 Vesey Street, 15th Floor
New York, NY 10281
Attention: General Counsel
Email: realestatenotices@brookfield.com

If to the Dealer Manager:	Brookfield Oaktree Wealth Solutions LLC
250 Vesey Street, 15th Floor
New York, NY 10281
Attention: General Counsel
Email: BOWS.LR@brookfieldoaktree.com

If to the Dealer:	To the address specified by the Dealer herein.

24.	NON-EXCLUSIVITY

Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities, which does not require the consent of the other party.

25.	ENTIRE AGREEMENT

a. This Agreement, including the Schedules hereto, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties. This Agreement shall be binding upon the parties hereto when signed by the parties.

b. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Facsimiles (including facsimiles of the signature pages of this Agreement) will have the same legal effect hereunder as originals.

26.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

27.	NO PARTNERSHIP

Nothing in this Agreement shall be construed or interpreted to constitute Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company, the Adviser or the other Dealers; instead, this Agreement shall only constitute Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

28.	ERISA MATTERS

The parties agree as follows:

a. Dealer is a broker-dealer registered under the Exchange Act.

b. To the extent Dealer (or its registered representatives) uses or relies on any of the information, tools and materials that the Dealer Manager, the Company, the Adviser, the sponsor of the Company or each of their respective affiliates and related parties (collectively, the “DM/Company Parties”) provides directly to Dealer (or its registered representatives), without direct charge, for use in connection with Dealer’s “Retirement Clients” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), Dealer will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.

c. Certain of the DM/Company Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Prospectus.

d. To the extent that Dealer provides investment advice to its Retirement Clients, Dealer will do so in a fiduciary capacity under ERISA or the Code, or both, and Dealer is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Clients.

e. Dealer is independent of the DM/Company Parties and none of the DM/Company Parties is undertaking to provide impartial investment advice to Dealer or its Retirement Clients.

29.	ELECTRONIC SIGNATURES AND ELECTRONIC DELIVERY OF DOCUMENTS

If Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA and NASAA including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents And Electronic Signatures, adopted May 8, 2017, as amended (collectively,

“Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) Dealer will comply with all applicable terms of the Electronic Signature Law; and (iv) Dealer agrees to the Electronic Signature Use Indemnity Agreement attached hereto as Exhibit B.

If Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Company to any person, Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, NASAA and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. In particular, and without limitation, Dealer shall comply with the requirement under certain Statements of Policy adopted by NASAA that a sale of Shares shall not be completed until at least five business days after the Prospectus has been delivered to the investor. Dealer shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by Dealer and made available to the Company and/or the Dealer Manager upon request.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC, AS THE DEALER MANAGER
By:
Name:
Title:

BROOKFIELD REAL ESTATE INCOME TRUST INC., AS THE COMPANY

By:
Name:
Title:

BROOKFIELD REIT ADVISER LLC, AS THE ADVISER

By:
Name:
Title:

[_______________________], AS DEALER

By:
Name:
Title:

SCHEDULE I

Addendum to Selected Dealer Agreement with

Brookfield Oaktree Wealth Solutions LLC, Brookfield Real Estate Income Trust Inc.

and Brookfield REIT Adviser LLC

Name of Dealer:

The following reflects the selling commissions, dealer manager fees and Servicing Fees as agreed upon by and between Brookfield Oaktree Wealth Solutions LLC (the “Dealer Manager”) and the Dealer, effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) by and among the Dealer Manager, Brookfield Real Estate Income Trust Inc. (the “Company”), Brookfield REIT Adviser LLC (the “Adviser”) and Dealer in connection with the Offering of Shares of the Company. Except as otherwise specifically stated herein, all terms used in this Addendum to Selected Dealer Agreement (the “Addendum”) have the meanings provided in the Agreement and Dealer Manager Agreement (as defined in the Agreement).

Upfront Selling Commissions and Dealer Manager Fees

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by the Dealer of Primary Shares that the Dealer is authorized to sell and for services rendered by the Dealer hereunder, the Dealer Manager shall reallow to the Dealer an upfront selling commission in an amount equal to the percentage set forth below of the transaction price per Share on such completed sales of Class T Primary Shares, Class S Primary Shares and Class D Primary Shares, as applicable, by the Dealer. The Dealer shall not receive selling commissions for sales of any DRIP Shares or for sales of any Class I Shares, whether in the Primary Offering or pursuant to the DRIP. For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section 4 of the Agreement, the Company has accepted the subscription agreement of such subscriber and the Company has thereafter distributed the selling commission to the Dealer Manager in connection with such transaction.

The Dealer may withhold the selling commissions and dealer manager fees, if applicable, to which it is entitled pursuant to the Agreement, this Schedule I and the Prospectus from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent if it represents to the Dealer Manager that: (i) the Dealer is legally permitted to do so; and (ii) (A) the Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Dealer has forwarded the Subscription Agreement to the Company or its agent in good order within the time required under Section 4, and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions and dealer manager fees, if applicable, to which the Dealer is entitled, to the Company or its agent; and (C) the Dealer has verified that there are sufficient funds in the investor’s account with the Dealer to cover the entire cost of the subscription. The Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following receipt of the Company’s written acceptance of the subscription.

Volume Discounts

The Dealer shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. Requests to combine purchase orders of Class T Shares, Class S Shares or Class D Shares as a part of a combined order for the purpose of qualifying for discounts as described in the “Plan of Distribution” section of the Prospectus must be made in writing by the Dealer, and any resulting reduction in selling commissions and/or dealer manager fees will be prorated among the separate subscribers.

Terms and Conditions of the Servicing Fees

The payment of the Servicing Fees to the Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Dealer elects to sell Shares that are Class T Shares, Class S Shares and/or Class D Shares, eligibility to receive the Servicing Fees with respect to such Shares, as applicable, sold by the Dealer is conditioned upon the Dealer acting as broker-dealer of record with respect to such Shares and complying with the requirements set forth below, including providing stockholder and account maintenance services with respect to such Shares:

(i)	the existence of an effective Selected Dealer Agreement or ongoing Servicing Agreement between the Dealer Manager, the Company, the Adviser and Dealer, and

(ii)	the provision of the following services with respect to such Shares, as applicable, by the Dealer:

1.	assistance with recordkeeping, including maintaining records for and on behalf of the Dealer’s customers reflecting transactions and balances of Shares owned,

2.	transmitting stockholder communications to its customers from the Company or the Dealer Manager, including the Prospectus, annual and periodic reports, and proxy statements,

3.	establishing an account and providing ongoing account maintenance,

4.	assistance with and answering investor inquiries regarding the Company, including distribution payments and reinvestment decisions,

5.	helping investors understand their investments,

6.	Share repurchase requests,

7.	assistance with Share conversion processing, or

8.	providing such other similar services as the stockholder may reasonably require in connection with its investment in the Shares.

For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

With respect to Class T Shares, the financial advisor of the Dealer responsible for the sale of such Class T Shares is expected to provide one or more of the services listed in items (ii)3 through 8 above. In connection with this provision, the Dealer agrees to reasonably cooperate to provide certification to the Company, the Dealer Manager and their agents (including its auditors) confirming the provision of services to each particular class of stockholders upon reasonable request.

The Dealer hereby represents by its acceptance of each payment of the Servicing Fees that it complies with each of the above requirements and is providing the above-described services. The Dealer agrees to promptly notify the Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class T, Class S or Class D Shares giving rise to such Servicing Fees and/or if it no longer satisfies any or all of the conditions set forth above.

Subject to the conditions described herein, the Dealer Manager will reallow to the Dealer the Servicing Fees in an amount described below, on Class T Shares, Class S Shares or Class D Shares, as applicable, sold by the Dealer. To the extent payable, the Servicing Fees will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Servicing Fees, the Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Prospectus, upon the date when the Dealer Manager is notified that the Dealer is no longer the broker-dealer of record with respect to such Class T, Class S or Class D Shares or that the Dealer no longer satisfies any or all of the conditions set forth above, then Dealer’s entitlement to the Servicing Fees related to such Class T, Class S and/or Class D Shares, as applicable, shall cease, and the Dealer shall not receive the Servicing Fees for any portion of the month in which Dealer is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to the Class T, Class S or Class D Shares, as applicable, made in connection with a change in the registration of record for the Class T, Class S or Class D Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer shall be entitled to a pro rata portion of the Servicing Fees related to the Class T, Class S and/or Class D Shares, as applicable, for the portion of the month for which the Dealer was the broker-dealer of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Servicing Fees with respect to Class I Shares. The Dealer Manager may also reallow some or all of the Servicing Fees to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

The Company and the Dealer Manager shall cease paying the Servicing Fees with respect to any Class T Share, Class S Share or Class D Share held in a stockholder’s account within such account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and Servicing Fees paid with respect to the Shares held by such stockholder would exceed, in the aggregate, 8.75% (or a lower limit as set forth in this Schedule I to the Selected Dealer Agreement between the Dealer Manager and the Dealer) of the gross proceeds from the sale of such Shares (including the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, such Class T Share, Class S Share or Class D Share (and any Shares issued under the DRIP with respect thereto) will convert into a number of Class I Shares (including any fractional Shares)

with an equivalent aggregate NAV as such Share. In addition, the Company and the Dealer Manager will cease paying the Servicing Fees on Class T Shares, Class S Shares and Class D Shares in connection with this Offering upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets, in each case in a transaction in which the Company’s stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of this Offering on which, in the aggregate, underwriting compensation from all sources in connection with this Offering, including selling commissions, dealer manager fees, the Servicing Fees and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in this Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Schedule I, the portion of the Servicing Fees accruing with respect to Class T, Class S and Class D Shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

General

Selling commissions, dealer manager fees and Servicing Fees due to the Dealer pursuant to the Agreement will be paid to the Dealer within 30 days after receipt by the Dealer Manager. The Dealer, in its sole discretion, may authorize the Dealer Manager to deposit selling commissions, dealer manager fees, Servicing Fees or other payments due to it pursuant to the Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule II to the Agreement.

The parties hereby agree that the foregoing selling commissions and reallowed dealer manager fees and Servicing Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that the Dealer’s interest in the offering is limited to such selling commissions and reallowed dealer manager fees and Servicing Fees from the Dealer Manager and the Dealer’s indemnity referred to in Section 5 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such selling commissions and reallowed dealer manager fees and Servicing Fees to the Dealer.

Except as otherwise described under “Upfront Selling Commissions” above, the Dealer waives any and all rights to receive compensation, including the dealer manager fees and Servicing Fees, until it is paid to and received by the Dealer Manager. The Dealer acknowledges and agrees that, if the Company pays selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by the Dealer for selling commissions, dealer manager fees or Servicing Fees, as applicable, the Company pays to the Dealer Manager but that the Dealer Manager fails to remit to the Dealer. The Dealer affirms that the Dealer Manager’s liability for selling commissions and dealer manager fees payable and the Servicing Fees are limited solely to the proceeds of selling commissions, dealer manager fees and the Servicing Fees, as applicable, receivable from the Company and the Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of dealer manager fees or the Servicing Fees, as applicable, due until such time as the Dealer Manager is in receipt of the selling commission, dealer manager fee or Servicing Fees, as applicable, from the Company. Notwithstanding the above, the Dealer affirms that, to the extent the Dealer retains selling commissions as described above under “Upfront Selling Commissions,” neither the Company nor the Dealer Manager shall have liability for selling commissions payable to the Dealer, and that the Dealer is solely responsible for retaining the selling commissions due to the Dealer from the subscription funds received by the Dealer from its customers for the purchase of Shares in accordance with the terms of the Agreement.

Notwithstanding anything herein to the contrary, the Dealer will not be entitled to receive any selling commissions, dealer manager fees or Servicing Fees which would cause the aggregate amount of selling commissions, dealer manager fees, Servicing Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with an Offering to exceed ten percent (10.0%) of the gross proceeds raised from the sale of Shares in the Primary Offering.

Due Diligence

In addition, the Dealer Manager or the Company will pay or reimburse the Dealer for reasonable and documented bona fide due diligence expenses incurred by the Dealer in connection with the Offering. Such due diligence expenses may include travel, lodging, meals and other reasonable and documented out-of-pocket expenses incurred by the Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Dealer Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to the Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE DEALER ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED SHARE CLASS

☐ Class T Shares	☐ Class S Shares	☐ Class D Shares	☐ Class I Shares

The following reflects the selling commission, dealer manager fee and/or the Servicing Fees as agreed upon between the Dealer Manager and the Dealer for the applicable Share Class.

(Initials)	Upfront Selling Commission of up to 3.0% of the transaction price per Class T Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T Shares.
(Initials)	Dealer Manager Fee of up to 0.5% of the transaction price per Class T Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T Shares.
(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class T Shares, consisting of an advisor stockholder servicing fee of 0.65% (Annualized Rate), and a dealer stockholder servicing fee of 0.20% (Annualized Rate), of the aggregate NAV of outstanding Class T Shares.	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.
(Initials)	Upfront Selling Commission of up to 3.5% of the transaction price per Class S Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S Shares.
(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class S Shares	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.
(Initials)	Upfront Selling Commission of up to 1.5% of the transaction price per Class D Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D Shares.
(Initials)	Servicing Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Class D Shares	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

*	Subject to discounts described in the “Plan of Distribution” section of the Prospectus.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“DEALER MANAGER”

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

By:
Name:
Title:

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:

SCHEDULE II

Addendum to Selected Dealer Agreement with

Brookfield Oaktree Wealth Solutions LLC, Brookfield Real Estate Income Trust Inc.

and Brookfield REIT Adviser LLC

NAME OF ISSUER:	BROOKFIELD REAL ESTATE INCOME TRUST INC.

NAME OF DEALER:

SCHEDULE TO AGREEMENT DATED:

The Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, Servicing Fees, and other payments due to it pursuant to the Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into the Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to the Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

DEALER
(Print Name of Dealer)

By:
Name:
Title:

SCHEDULE III

Registration Statement(s)

1. Registration Statement on Form S-11, Registration No. 333-255557.

EXHIBIT A

Dealer Manager Agreement

EXHIBIT B

Electronic Signature Use Indemnity Agreement

Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section 29 hereof). In consideration of the Company allowing Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Dealer’s representations or covenants set forth in Section 29 hereof or the representations described below.

The Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section 29 of this Agreement. Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Dealer’s client given with such client’s prior authorization and consent. Dealer represents that the Company may act in accordance the instructions authorized by Electronic Signature without any responsibility to verify that Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Dealer’s client received all disclosures required by applicable Electronic Signature Law. Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.